                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

  1st Group Telecommunications, Inc.
  Ace Electric, Inc.
  Aladdin Ward Electric, Inc.
  Amber Electric, Inc.
  Anderson & Wood Construction Co., Inc.
  ARC Electric, Incorporated
  Axis Communications LP
  Axis Holdings LLC
  Axis Management LLC
  B. Rice Electric LP
  Bachofner Electric, Inc.
  Bartley & Devary Electric, Inc.
  Bear Acquisition Corporation
  Bexar Electric Company, Ltd.
  Brink Electric Construction Co.
  Britt Rice Electric, Inc.
  Britt Rice Holdings LLC
  Britt Rice Management LLC
  Bryant Electric Company, Inc.
  BW Consolidated, Inc.
  BW/BEC, Inc.
  BW/BEC, L.L.C.
  Canova Electrical Contracting, Inc.
  Carroll Holdings LLC
  Carroll Management LLC
  Carroll Systems LP
  Carroll Systems, Inc.
  Charles P. Bagby Company, Inc.
  Collier Electric Company, Inc.
  Commercial Electrical Contractors, Inc.
  Cross State Electric, Inc.
  Cypress Electrical Contractors, Inc.
  Daniel Electrical Contractors, Inc.
  Daniel Electrical of Treasure Coast, Inc.
  Davis Electrical Constructors, Inc.
  Delco Electric, Inc.
  DKD Electric Company, Inc.
  Doyle Acquisition Corporation
  East Coast Acquisition Corporation
  Electro-Tech, Inc.
  EMC Acquisition Corporation
  Ernest P. Breaux Electrical, Inc.
  Federal Communications Group, Inc.

  Florida Industrial Electric, Inc.
  General Partner, Inc.
  Goss Electric Company, Inc.
  H.R. Allen, Inc.
  Hatfield Reynolds Electric Company (f/k/a Hatfield Electric, Inc.) Haymaker Electric, Ltd.
  Holland Electrical Systems, Inc.
  Houston Stafford Holdings, LLC
  Houston-Stafford Electric, Inc.
  Houston-Stafford Electrical Contractors, LP
  Houston-Stafford Management LLC
  Howard Brothers Electric Co., Inc.
  I.C.G. Electric, Inc.
  ICS Holdings LLC
  ICS Integrated Communication Services LP
  IES Communications Inc.
  IES Contractors Holdings LLC
  IES Contractors LP
  IES Contractors Management LLC
  IES Holdings, LLC
  IES Management, LP
  IES Residential Group, Inc.
  IES Specialty Lighting, Inc.
  IES Ventures, Inc.
  Innovative Electric Company, Inc.
  Integrated Communication Services, Inc.
  Integrated Electrical Finance, Inc.
  Intelligent Building Solutions, Inc.
  J.W. Gray Electric Company, Inc.
  J.W. Gray Electrical Contractors, LP
  J.W. Gray Holdings, LLC
  J.W. Gray Management, LLC
  Kayton Electric, Inc.
  Key Electrical Supply, Inc.
  Linemen, Inc.
  Mark Henderson, Incorporated
  Menninga Electric, Inc.
  Mid-States Electric Company, Inc.
  Midlands Electrical Contractors, Inc.
  Mills Electric LP
  Mills Electrical Contractors, Inc.
  Mills Electrical Holdings, LLC
  Mills Management LLC
  Mitchell Acquisition Corporation
  Mitchell Electric Company, Inc.
  M-S Systems, Inc.
  Murray Electrical Contractors, Inc.
  Muth Electric, Inc.
  NBH Holding Co., Inc.

  Neal Electric LP
  Neal Electric Management LLC
  New Technology Electrical Contractors, Inc.
  Newcomb Electric Company, Inc.
  Pan American Electric Company, Inc., a New Mexico
  Pan American Electric, Inc.
  Paulin Electric Company, Inc.
  PCX Corporation
  Pollock Electric, Inc.
  Pollock Summit Electric, LP
  Pollock Summit Holdings, Inc.
  PrimeNet, Inc.
  Primo Electric Company
  Putzel Electrical Contractors, Inc.
  Raines Electric Co., Inc.
  Raines Electric LP
  Raines Holdings LLC
  Raines Management LLC
  RKT Electric, Inc.
  Rockwell Electric, Inc.
  Rodgers Electric Company, Inc.
  Ron's Electric, Inc.
  Spectrol, Inc.
  Spoor Electric, Inc.
  Summit Electric of Texas, Incorporated
  T&H Electrical Corporation
  Tech Electric Co., Inc.
  Teknon Acquisition Corporation
  Tesla Power (Nevada), Inc.
  Tesla Power and Automation, LP
  Tesla Power G.P., Inc.
  Tesla Power Properties, LP
  Thomas Popp & Company
  Valentine Electrical, Inc.
  Wolfe Electric Co., Inc.
  Wright Electrical Contracting, Inc.